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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANTS

                 SUBSIDARIES OF BOOTH CREEK SKI HOLDINGS, INC.

Trimont Land Company d/b/a Northstar-at-Tahoe (California)

Sierra-at-Tahoe, Inc. (Delaware)

Bear Mountain, Inc. (Delaware)

Booth Creek Ski Acquisition Corp. (Delaware)
     -- Waterville Valley Ski Resort, Inc. (Delaware)
     -- Mount Cranmmore Ski Resort, Inc. (Delaware)

Ski Lifts, Inc. (Washington)
     -- DRE, L.L.C. (Delaware)

Grand Targhee Incorporated (Delaware)
     -- B-V Corporation (Wyoming)
     -- Targhee Company (Delaware)
     -- Targhee Ski Corp. (Delaware)